UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025 (March 6, 2025 in Australia), the Board of Directors (the “Board”) of Anteris Technologies Global Corp. (the “Company”) appointed David St Denis as the Company’s President and as a Class II director of the Board, effective immediately. As a non-independent director, Mr. St Denis will not serve on any committees of the Board.

Mr. St Denis, 56, has served as Chief Operating Officer of the Company since July 2017 and the Chief Executive Officer of v2vmedtech, inc. since April 2023. Mr. St Denis also served as Chief Financial Officer of v2vmedtech from April 2023 to September 2023. Prior to his appointment as Chief Operating Officer of the Company, Mr. St Denis served as Head of Commercial Operations for Europe and Canada at Merck since 2013, and prior to that served as Head of Operations for Emerging Markets at Merck since 2008. In addition, Mr. St Denis had held multiple leadership roles at Millennium Pharmaceuticals, Inc, now Takeda Pharmaceutical Company, from 1996 to 2006, and provided strategic consulting services to such company from 2006 to 2008. Mr. St Denis has a Bachelor of Science from the University of Connecticut, a Master of Arts from Boston University and an MBA in Global Management and International Marketing from Babson College — Franklin W. Olin Graduate School of Business.

As of the date of this Current Report on Form 8-K, there has been no material amendment to Mr. St Denis’s current compensatory arrangements nor has he received any grants or awards in connection with his appointment as President or as director of the Board.

There are no arrangements or understandings between Mr. St Denis and any other persons pursuant to which Mr. St Denis was named as President of the Company or a director of the Board. There are no family relationships between Mr. St Denis and any director or executive officer of the Company. Mr. St Denis has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his previous appointment as Chief Operating Officer, the Company entered into its standard form of indemnification agreement for directors and officers with Mr. St Denis, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director or officer. The description of Mr. St Denis’s indemnification agreement is qualified in its entirety by the full text of the Form of Director and Officer Indemnification Agreement, which is attached as exhibit 10.2 to the Company’s Amendment No. 1 to Form S-1, filed on December 9, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: March 5, 2025

	By:	/s/ Wayne Paterson
	Name:	Wayne Paterson
	Title:	Chief Executive Officer